EXHIBIT 10.1

INDEMNITY AND CONTRIBUTION AGREEMENT

This Indemnity and Contribution Agreement (this “Agreement”) made and entered into by and between Precis Inc., an Oklahoma corporation (hereinafter the “Company”) and [NAME OF OFFICER OR DIRECTOR], [a director OR a director and executive officer OR executive officer] of the Company (hereinafter, together with each of Indemnitee’s heirs, personal representatives, administrators, custodians, and estates, the “Indemnitee” or “claimant”).

WITNESSETH:  THAT

WHEREAS, Section 1031 (“Section 1031”) of the Oklahoma General Corporation Act of the State of Oklahoma (“Oklahoma Law”) empowers corporations to indemnify a person serving as a director, officer, employee, or agent of the corporation or a person who serves at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, and further specifies that the indemnification set forth in Section 1031 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise; and Section 1031 further empowers a corporation to purchase and maintain insurance on behalf of any such persons against any liability asserted against them and incurred by them in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 1031; and

WHEREAS, the board of directors has concluded that the Company’s directors and officers should be provided with maximum protection in order to insure that the most capable persons otherwise available will remain in, and in the future be attracted to, such directorships or executive officer positions, as the case may be, and, furthermore, that it is fair, reasonable, prudent and necessary for the Company to contractually obligate itself to indemnify present and future directors and officers of the Company and their respective estates in a reasonable and adequate manner and that the Company assume the responsibility and liability for expenses and damages in connection with claims brought whether on account of any prior, present or future alleged act, omission, injury, damage, or event; and

WHEREAS, the Company desires to have the Indemnitee serve or continue to serve as [a director OR a director and executive officer OR executive officer] of the Company or its Affiliates free from undue concern for damages by reason of the Indemnitee’s decisions or actions on behalf of the Company or its Affiliates; and the Indemnitee desires to serve, or to continue to serve, provided that the Indemnitee shall be furnished the indemnity provided for in this Agreement, as [a director OR a director and executive officer OR executive officer] of the Company or its Affiliates.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Indemnitee agree as follows:

1.                                       Agreement to Serve; Definitions.

1.1.  Agreement to Serve.  The Indemnitee will serve and continue to serve, the Company as [a director OR a director and executive officer OR executive officer] so long as Indemnitee shall be duly elected and qualified in accordance with the provisions of the Bylaws or until such time that Indemnitee resigns or shall be removed.

1.2.  Definitions.  Unless the context clearly indicates to the contrary, the following phrases (or variation thereof) and terms as used in this Agreement shall have the respective meanings, both plural and singular, set forth below:

(a) “Acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation” shall mean with respect to any Proceeding, that Indemnitee had no reasonable cause to believe that Indemnitee’s conduct was unlawful, if Indemnitee’s action was based on information, opinions, reports and statements, including financial statements and other financial data, in each case prepared or presented by:

(i) one or more officers or employees of the Company whom Indemnitee believed to be reliable and competent in the matters presented;

(ii) legal counsel, independent accountants or other persons as to matters that Indemnitee believed to be within such Person’s professional competence; or

(iii) with respect to an Indemnitee’s service as a director, a committee of the board of directors upon which Indemnitee did not serve, as to matters within such committee’s designated authority, which committee Indemnitee believed to merit confidence;

so long as, in each case, Indemnitee acted without knowledge that would cause such reliance to be unwarranted.

(b)  “Affiliate” shall mean any corporation, limited liability company, partnership, joint venture, employee benefit plan, trust or other enterprise or entity that controls, is controlled by, or is under common control with the Company; provided, that any corporation, limited liability company, partnership, joint venture, employee benefit plan, trust or other enterprise or entity that shall be at least 30% beneficially owned by the Company or by any corporation at least 51% of which shall be owned by the Company, shall be deemed an “Affiliate” of the Company.

(c)  “Change in Control” shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than a trustee or other fiduciary holding securities under any employee benefit plan of the Company or a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the total voting power represented by the Company’s then outstanding Voting Securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the board of directors of the Company and any new director whose election by the board of directors or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all the Company’s assets.

(d) “Company” shall refer to Precis, Inc. and shall also refer to any constituent corporation, including any constituent of a constituent, absorbed in a consolidation or merger that, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, and employees or agents under the Oklahoma General Corporation Act, so that the Indemnitee shall stand in the same position under the this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(e) “Employee Benefit Plan” shall mean an employee benefit plan within the meaning of ERISA or otherwise.

(f)  “ERISA” shall refer to the Employee Retirement Income Security Act of 1974, as amended.

(g) “Expenses” shall include attorneys’ fees and all other costs, travel expenses, fees of experts, transcript costs, filing fees, witness fees, telephone and telefacsimile charges, postage, delivery service fees, expenses and obligations of any nature whatsoever paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any claim relating to any Indemnifiable Event and settlement thereof.

(h ) “Fines” shall include any excise taxes or penalties assessed on Indemnitee with respect to an Employee Benefit Plan under ERISA or otherwise.

(i)  “Indemnifiable Event”  shall mean any event or occurrence that takes place either prior to or after the execution of this Agreement related to the fact that the Indemnitee (i) shall be serving or shall have served as a director, officer, manager, employee, plan administrator or trustee of an Employee Benefit Plan, trustee, agent or fiduciary of the Company, or (ii) serves or served at the request of the Company as a director, officer, manager, employee, trustee, plan administrator or trustee of an Employee Benefit Plan, agent or fiduciary of the Company, or (iii) serves or served at the request of the Company as a director, officer, manager, employee, plan administrator or trustee of an Employee Benefit Plan, trustee, agent or fiduciary of another any corporation, limited liability company, partnership, joint venture, employee benefit plan, trust or other enterprise or entity, or (iv) by reason of anything performed or not performed by the Indemnitee in any of the aforementioned capacities.

(j)  “Independent Directors”  shall mean the Company’s directors other than Indemnitee.

(k)  “Independent Legal Counsel” shall mean an attorney, who shall not (i) have performed services for the Company or the Indemnitee within the last five years (other than in connection with seeking indemnification under this Agreement), or (ii) be any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement, or (iii) be any person who has been sanctioned or censured for ethical violations of applicable standards of professional conduct.

(l) “Non-governmental” shall refer to any Person that is not (i) the government of the United States of America or of any state, district, territory, or possession thereof or of any county, parish, city, town, township, or municipality within any such state, district, territory or possession, or (ii) any agency, tribunal, council, instrumentality or public body established by any Person described in (i).

(m) “Not opposed to the best interest of the Company” shall refer to act of Indemnitee in those situations that Indemnitee acted in good faith and in a manner that Indemnitee reasonably believed to be in the interest of the Company and when serving or served at the request of the Company.

(n) “Other enterprises” shall include, without limitation, an Employee Benefit Plan. within the meaning of the Employee Retirement Income Security Act of 1974 (“ERISA”) or otherwise.

(o)  “Person” means any one (or more) individual or natural person or any one (or more) corporation, firm, limited liability company, joint venture, partnership, proprietorship, business venture, government, governmental body, agency or instrumentality, estate, trust, association, or other legal entity whatsoever or a group of any of the aforementioned.

(p)  “Policy” shall refer to any insurance policy or coverage obtained with respect of potential liabilities of directors and officers of the Company.

(q) “Potential Change in Control” shall be deemed to have occurred in the event:  (i) the Company enters into an agreement or arrangement, the consummation of which would result in the occurrence of a Change in Control; (ii) any Person (including the Company) publicly announces an intention to take or to consider taking actions that if consummated would constitute a Change in Control; (iii) any Person (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company acting in such capacity or a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company) that is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company’s then outstanding Voting Securities, increases the Person’s beneficial ownership of such securities by 5% or more over the percentage so owned by such Person on the date of this Agreement; or (iv) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

(r) “Proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative.

(s) “Serving or served at the request of the Company” shall include any service of Indemnitee as a director, officer, manager, manager, employee or agent of another corporation or a limited liability company, partnership, joint venture, trust, Employee Benefit Plan or other entity or enterprise which imposes duties on, or involves services, by Indemnitee as a director, officer, manager, employee, trustee, administrator or agent.

(t)  “Voting Securities” shall mean any securities of the Company that vote generally in the election of directors.

2.                                       Indemnification.  Subject to the provisions of Sections 8 and 9, the Company shall indemnify the Indemnitee as follows:

2.1. Obligation to Indemnify.  The Company will pay on behalf of the Indemnitee, and Indemnitee’s executors, personal representatives, administrators, estate, and heirs, any amount that Indemnitee shall become legally obligated to pay because of (i) any claim or claims from time to time threatened or made against Indemnitee by any Person because of any act or omission or neglect or breach of duty, including any actual or alleged error or misstatement or misleading statement, that Indemnitee commits or suffers while acting in the capacity as a director, officer, employee or agent of the Company or an Affiliate or (ii) being a party, or being threatened to be made a party, to any threatened, pending, or completed Proceeding by reason of the fact that Indemnitee shall have been or shall be serving (i) as an officer, director, employee, employee benefit plan administrator or trustee, or agent of the Company or an Affiliate or (ii) at the request of the Company as a director, officer, employee, employee benefit plan administrator or trustee, or agent of another corporation, partnership, limited liability company, joint venture, trust or other entity or enterprise.  The payments which the Company will be obligated to make under this Agreement shall include without limitation, damages, charges, judgments, Fines, penalties, settlements and costs, cost of investigation and costs of defense of legal or equitable or criminal Proceedings and appeals therefrom, and costs of attachment, supersedeas, bail, surety or other bonds.

2.2. Failure to Timely Pay.  If a claim under this Agreement is not paid by or on behalf of the Indemnitee within thirty (30) days after a written claim has been received by the Company, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the Indemnitee shall also be entitled to be paid the expense (including reasonable attorney’s fees) of enforcing the Company’s obligations under this Agreement.

2.3. Notice of Claim.  The Indemnitee shall give to the Company notice in writing as soon as practicable of any claim made against Indemnitee for which the Indemnitee shall be entitled to indemnity or, if applicable, contribution pursuant to this Agreement and will further notify and cooperate with the Company in the selection of counsel and in the incurrence of Expenses in defending or investigating any claim for which indemnity may be sought under this Agreement.  The Indemnitee shall give the Company such information and cooperation as the Company may reasonably require and as shall be within the Indemnitee’s power.

3.                                       Assumption of Liability by Company.  If the Indemnitee is deceased and in entitled to indemnification or, if applicable, contribution under any provision of this Agreement, the Company shall indemnify or provide contribution to the Indemnitee’s estate,  spouse, heirs, administrators, custodians,  and executors against, and the Company shall assume any and all costs, charges, and Expenses (including attorneys’ fees), penalties and Fines actually and reasonably incurred by or for the Indemnitee or Indemnitee’s estate,  spouse, heirs, administrators, custodians,  and executors, in connection with the investigation, defense, settlement or appeal of any such Proceeding.  Further, when requested in writing by the spouse of the Indemnitee, and/or the heirs, executors or administrators of the Indemnitee’s estate, the Company shall provide appropriate evidence of the Company’s agreement set out herein to indemnify or provide contribution to Indemnitee against and to the Company’s assumption of the obligations for payment of such costs, charges, liabilities and Expenses.

4.                                       Partial Indemnification of Contribution.  If the Indemnitee shall be entitled under any provision of this Agreement to indemnification by or, if applicable, contribution from the Company for some or a portion of the cost, charges and Expenses (including attorneys’ fees), judgments,  Fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in the investigation, defense, appeal or settlement of such Proceeding but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify or, if applicable, provide contribution to Indemnitee as to the portion thereof to which the Indemnitee shall be entitled under this Agreement.

5.                                       Determination of Right to Indemnification.  Notwithstanding any other provision contained in this Agreement, any indemnification or, if applicable, contribution under the terms of this Agreement shall (unless ordered by a court) be paid by the Company promptly or in any event within 60 days of written request for payment, unless a determination is made, as hereinafter provided, that indemnification is not proper in the circumstances because of the provisions of Section 8 or 9.

The determination that Indemnitee has met the standard of conduct required to qualify and entitle Indemnitee, partially or fully, to indemnification or contribution pursuant to this Agreement shall be made (i) either by the board of directors by a majority vote of a quorum consisting of directors who are or were not parties of such Proceeding or (ii) by legal counsel (who may be the outside counsel regularly employed by the Company); provided that the manner in which (and, if applicable, the counsel by which) the right to indemnification or, if applicable, contribution shall be determined in advance in written agreement by both the highest ranking executive officer of the Company who is not party to such Proceeding (sometimes hereinafter referred to as “Senior Officer”) and by the Indemnitee.  In the event that the Senior Officer and Indemnitee are unable to agree on the manner in which the determination of the right to indemnity or, if applicable, contribution is to be made, such determination may be made by Independent Legal Counsel retained by the Company solely for such purpose; provided that such Independent Legal Counsel shall be approved in advance in writing by both the Senior Officer and the Indemnitee; and, provided further, that such Independent Legal Counsel shall not be outside counsel regularly employed by the Company.  The fees and expenses of Independent Legal Counsel in connection with making the determination contemplated under this Agreement shall be paid by the Company, and if requested by such Independent Legal Counsel, the Company shall give such Independent Legal Counsel an appropriate written agreement with respect to the payment of fees and expenses and such other matters as may reasonably requested by such Independent Legal Counsel.

Notwithstanding the foregoing, the Indemnitee may, either before or within three (3) years after a determination has been made as provided above, petition any court of competent jurisdiction to determine whether the Indemnitee shall be entitled to indemnification or, if applicable, contribution under this Agreement, and such court shall thereupon have the exclusive authority to make such determination unless and until such court dismisses or otherwise terminates such action without having made such determination. The court shall, as petitioned, make an independent determination of whether the Indemnitee is entitled to indemnification or, if applicable, contribution pursuant to this Agreement, irrespective of any prior determination made by the board of directors or the shareholders of the Company or Company’s counsel.  If the court shall determine that the Indemnitee is entitled to indemnification or, if applicable, contribution under this Agreement as to any claim, issue or matter involved in the Proceeding with respect to which there has been no prior determination pursuant to this Agreement or with respect to which there has been a prior determination pursuant to this Agreement that the Indemnitee was not entitled to indemnification or, if applicable, contribution pursuant to this Agreement, the Company shall pay all expenses (including attorneys’ fees) actually incurred by the Indemnitee in connection with enforcement of Indemnitee’s indemnity or, if applicable, contribution under this Agreement.  In any Proceeding to determine the rights of Indemnitee to indemnity or contribution pursuant to this Agreement, the burden of proving that the Indemnitee was not entitled to indemnification or contribution or to such advancement of expenses or otherwise shall be the Company’s burden.

If the Person (including the board of directors or the shareholders of the Company, Independent Legal Counsel, or a court) making the determination pursuant to this Agreement shall determine that the Indemnitee is entitled to indemnification or contribution as to some claims, issues or matters involved in the Proceeding, threatened other otherwise, but not as to others, such Person shall reasonably prorate the expenses (including attorneys’ fees), judgments, penalties,  Fines and amounts paid in settlement with respect to which indemnification or contribution is sought by the Indemnitee among such claims, issues or matters.

If, and to the extent that, it is finally determined that the Indemnitee is not entitled to indemnification or contribution pursuant to this Agreement, then the Indemnitee agrees to reimburse the Company for all expenses advanced or prepaid pursuant to this Agreement, or the proper proportion thereof, other than the expenses of obtaining the aforementioned judicial determination.

6.  Advances of Cost, Charges, and Expenses.  The cost, charges, and expenses incurred by the Indemnitee in investigating, defending, or appealing any threatened, pending or completed Proceeding for which the Indemnitee shall be entitled to indemnification or contribution pursuant to this Agreement, shall be paid by the Company in advance (unless, in the opinion of regular outside counsel to the Company, the provisions of Section 8 or 9 preclude such advance payment) with the understanding and acknowledgment of Indemnitee and the Company, that in the event it shall ultimately be determined that the Indemnitee was not entitled to be indemnified or receive contribution pursuant to this Agreement or otherwise, or was not entitled to be fully indemnified or receive full contribution pursuant to this Agreement or otherwise, that the Indemnitee shall repay to the Company such amount, or the appropriate portion thereof, paid or advanced by the Company.  In any Proceeding, whether brought by the Company or otherwise, to recover an advancement of expenses pursuant to the terms of an undertaking by the Indemnitee, the burden of proving that Indemnitee was not entitled to indemnification or to such advancement of expenses under this Agreement or otherwise shall be the Company’s burden.

7.  Other Rights and Remedies.  The indemnification or, if applicable, contribution and advance payment of expenses as provided in this Agreement shall not be deemed exclusive of any other rights that the Indemnitee may be entitled under any provision of law, any Policy (as an insured thereunder), the Company’s Certificate of Incorporation, any Bylaw, this Agreement or any other agreement, the vote of shareholders or disinterested directors, or otherwise, as to any action or inaction of Indemnitee on behalf of the Company and in any capacity, and shall continue after the Indemnitee has ceased to hold such position or capacity and shall inure to the benefit of the heirs, executors, guardians, custodians, personal representatives and administrators of the Indemnitee.

8.  Construction.

8.1  Contractual Liability. This Agreement shall not be construed or interpreted to give rise to a “contractual liability” that shall be excluded by any Policy or any other insurance policy maintained by the Company .  Each and every term of this Agreement shall be enforceable by the Indemnitee solely as to amounts (a) in excess of the limits of the Policy with respect to costs, charges and expenses (including attorneys’ fees), judgments,  Fines, penalties and amounts paid in settlement for which coverage shall be or have been in effect under the Policy and (b) used under the Policy as a “deductible” amount and (c) that none of the Policy and the other liability insurance policies of the Company clearly provide coverage of the Indemnitee as an Insured, specifically named or otherwise; however, in any case that the Company believes the Policy or its other insurance policies should cover a loss, cost or expense for which the Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise, the Company may make a contingent payment pursuant to the terms of this Agreement or otherwise without admission, waiver or prejudice to the Company’s position that the Policy or the Company’s other insurance policies cover the loss, cost or expense paid.  In amplification and clarification but not in limitation hereof, it is the intent of the Company that this Agreement operate as “excess coverage” above the Policy and other applicable insurance policy limits and that this Agreement operate as “first dollar” coverage in all matters that are outside the scope of the Policy or within the deductibles of the Policy and all other insurance policies maintained by the Company from time to time, except to the extent that the exclusions set forth in Section 9 are applicable.

Furthermore, in amplification but not in limitation of the foregoing, there is hereby expressly included “first dollar” coverage with respect to the following matters if considered by the Policy and all other insurance policies maintained by the Company to be exclusions:

(1)  any act or omission in connection with the acquisition or assumption by Affiliates or the Company of the stock, assets and/or business of other corporations by merger, purchase of assets, bulk reinsurance or otherwise;

(2)  liabilities and expenses based on or arising out of any Proceeding by a Non-governmental Person involving the Racketeer Influenced and Corrupt Organizations Act (18 U.S. C.   1961 et seq.); and

(3)  any act or omission the sole applicable exclusion for which by the Policy is on account of either (i) lack of appropriate notice, (ii)  the existence of prior insurance coverage, (iii)  the timing of the occurrence and the claim, or (iv) other procedural defenses to coverage by the Policy or any other policies of insurance maintained by the Company.

8.2. Partial Invalidity.  In the event any provision or provisions of this Agreement shall be held to be invalid, illegal, or unenforceable for any reason whatsoever, (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation any portion of any paragraphs of any section of this Agreement held to be invalid, illegal or unenforceable but that are not themselves invalid, illegal or impaired thereby), and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, but that are not themselves invalid, illegal of unenforceable) shall be construed and interpreted to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

9.  Exclusions and Limitation.  Notwithstanding any thing contained herein to the contrary:

9.1.  The Company shall not be liable to the Indemnitee for, nor obligated to furnish advance payments in connection with, any loss, cost or Expense of Indemnitee resulting from Indemnitee’s willful or negligent violation of the Foreign Corrupt Practices Act of 1977 or Section 15(b) of the Exchange Act.

9.2.  The Company shall not be liable to the Indemnitee for, and shall not be obligated to furnish any advances except for repayable costs, charges and expenses as set forth in this Agreement in connection with, any loss, cost or Expense of the Indemnitee as the direct result of a final judgment for money damages payable to the Company or any Affiliate for or on account of loss, cost or Expense directly or indirectly resulting from the Indemnitee having acted or failed to act in a manner that was not in good faith or was not in a manner that Indemnitee should have reasonably believed to be in or not opposed to the best interests of the Company;  provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which the Indemnitee shall have been adjudged to be liable to the Company, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee shall be fairly and reasonably entitled to indemnity for expenses that the court shall deem proper.

9.3.  Unless otherwise allowed by a court of competent jurisdiction, whether in a separate action or otherwise, the Company shall not be liable to the Indemnitee for, and the Indemnitee undertakes to repay the Company for all advance payments that were made of, Expenses of any matter the judgment of which shall be excluded under Section 9.2.

9.4.  Unless otherwise determined by a court of competent jurisdiction, whether in a separate action or otherwise, a settlement of any Proceeding shall be presumed to be an “Expense” in mitigation of the expenses of continued litigation and not the compromise of a judgment on the merits of the Proceeding.

9.5.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to directors of the Company pursuant to this Agreement or otherwise, the board of directors has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director and/or officer of the Company in the wholly or partially successful defense or Indemnitee was determined to not have primary liability for any such Proceeding) shall be asserted by the Indemnitee in connection with the Company’s securities that have been registered under the Securities Act, the Company shall, unless in the opinion of the Company’s counsel the matter has been settled by controlling legal precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the Company pursuant to this Agreement is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.  In effect, therefore, absent a court decision in the individual case or controlling precedent, the provisions of this Agreement shall not apply to liabilities of the Indemnitee arising under the Securities Act, unless and only to the extent that the Indemnitee shall be successful in the defense of the Proceeding in question or Indemnitee was determined to not have primary liability for any such Proceeding.

9.6.  The Company shall not be liable under this Agreement to make any payment in connection with any claim made against the Indemnitee:

(a)  based upon or attributable to the Indemnitee or any member of Indemnitee’s immediate family gaining in fact any personal profit or advantage to which Indemnitee was not legally entitled;

(b)  based upon or attributable to the dishonesty of the Indemnitee; provided, however, that the Indemnitee shall be entitled to indemnification pursuant to this Agreement as to any claims upon which Proceeding may be brought against the Indemnitee by reason of any alleged dishonesty on Indemnitee’s part, unless a judgment or other final adjudication shall establish that Indemnitee committed acts of active and deliberate dishonesty, with actual dishonest purpose or intent, which acts were material to the cause of action so adjudicated; [or]

(c)  for bodily injury, sickness, disease or death of any person, or damage to or destruction of any tangible property; including loss of use thereof; or

(d)  for which indemnification under this Agreement is determined by a final adjudication of a court of competent jurisdiction to be unlawful and violative of public policy.

10.  Change in Control.  The Company agrees that if there is a Change in Control of the Company (other than a Change in Control that has been approved by a majority of the Company’s board of directors who were directors immediately prior to such Change in Control) then Independent Legal Counsel shall be selected by the Indemnitee and approved by the Company (which approval shall not be unreasonably withheld) and Independent Legal Counsel shall determine whether Indemnitee shall be entitled to indemnity payments and expense advances under this Agreement or any other agreement or Certificate of Incorporation or Bylaws of the Company now or hereafter in effect.  Independent Legal Counsel, among other things, shall render its written opinion to the Company and the Indemnitee regarding the extent that Indemnitee shall be entitled to be indemnified or receive contribution pursuant to this Agreement or otherwise.  The Company agrees to pay the reasonable fees of Independent Legal Counsel and to indemnify fully Independent Legal Counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or the engagement of Independent Legal Counsel pursuant to this Agreement.

11. Establishment of Trust.  In the event of a Potential Change in Control, the Company shall (i) upon written request by the Indemnitee, create a trust for the benefit of the Indemnitee and (ii) fund such trust in a amount sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request that may be incurred in connection with investigating, preparing for and defending any claim relating to an Indemnifiable Event, and any and all judgments, Fines, penalties and settlement amounts of any and all claims relation to an Indemnifiable Event from time to time actually paid or claimed, reasonably anticipated or proposed to be paid.  The amount or amounts to be deposited in the trust pursuant to the aforementioned funding obligation shall be determined by a majority vote of a quorum of the Company’s Independent Directors, in any case that Independent Legal Counsel shall be involved.  The terms of the trust shall provide that upon a Change in Control (i) the trust shall not be revoked or the principal thereof invaded, without the written consent of Indemnitee, (ii) the trustee shall advance, within five business days of a request by Indemnitee, any and all expenses to Indemnitee (and Indemnitee hereby agrees to reimburse the trust under the circumstances under that Indemnitee would be required to reimburse the Company pursuant to this Agreement), (iii) the trust shall continue to be funded by the Company in accordance with the funding obligation set forth in this Agreement, (iv) the trustee shall promptly pay to the Indemnitee all amounts for which Indemnitee shall be entitled to indemnification or contribution pursuant to this Agreement or otherwise, and (v) all unexpended funds in such trust shall revert to the Company upon a final determination by Independent Directors or a court of competent jurisdiction, as the case may be, that Indemnitee has been fully indemnified or received the full benefits of contribution under the terms of this Agreement.  The trustee shall be chosen by Indemnitee.  Nothing in this Section 11 shall be construed or interpreted to relieve the Company of any of its obligations under this Agreement.  All income earned on the assets held in the trust shall be reported as income by the Company for federal, state, local and foreign tax purposes.

12.  Non-exclusivity, Etc.  The rights of the Indemnitee hereunder shall be in addition to any other rights the Indemnitee may have under the Certificate of Incorporation or Bylaws of the Company or the Oklahoma Law or otherwise.  To the extent that a change in the Oklahoma Law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under any one of or collectively the Certificate of Incorporation and Bylaws of the Company and this Agreement, it is the intent of the Company and Indemnitee that the Indemnitee shall be entitled by this Agreement to the greater benefits afforded by such change.

13.  Contribution.  (a)  If the indemnification provided for in this Agreement shall be unavailable to Indemnitee in respect to any Indemnifiable Event, then in lieu of indemnifying the Indemnitee, the Company shall contribute in the Proceeding the amount paid or payable by Indemnitee, as a result of such Indemnifiable Event (i) in excess of the realized benefit, measured in monetary value, received by Indemnitee directly resulting from or attributable to the actions or inactions of Indemnitee upon which the Indemnifiable Event shall be based, or (ii) if the allocation provided by clause (i) above shall not be permitted by applicable law, then in such proportion as shall be appropriate to reflect not only the realized monetary benefit referenced in clause (i) above, but also the relative fault of Indemnitee on the one hand, and the Company and its other officers, directors, employees and agents on the one hand, in connection with the actions or inactions of Indemnitee upon which the Indemnifiable Event shall be based as well as any other relevant equitable considerations.  The relative fault of Indemnitee on the one hand and the Company and its other officers, directors, employees and agents on the one hand, shall be determined with reference to, among other things, whether the alleged actions or inactions (including any untrue or alleged untrue statement of a material fact or the omission to state a material fact) relate to or were based upon information furnished or should have been furnished to Indemnitee by the Company and its other officers, directors, employees or agents, and their relative intent, knowledge, access or information and opportunity to correct or prevent such action, inaction, statement or omission.  The Company and Indemnitee agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in this Section.  In any Proceeding to determine the rights of Indemnitee to contribution pursuant to this Agreement, the burden of proving that Indemnitee was not entitled to the benefits of contribution shall be the Company’s burden.

(b)                                 The notice of claim pursuant to and in accordance with Section 2.3 shall also serve as notice of entitled to contribution pursuant to this Agreement. The contribution provisions contained in this Section are intended to supersede, to the extent permitted by law, any right to contribution under the Securities Act, the Exchange Act or otherwise available.

14.  No Construction as Employment Agreement.  Nothing contained herein shall be construed as giving the Indemnitee any right of employment by the Company or any of its Affiliates.

15.  Liability Insurance.  To the extent the Company maintains a Policy (or Policies), providing director and officer liability insurance, the Indemnitee shall be covered by such Policy (or Policies), in accordance with the terms of such Policy (or Policies), to the maximum extent of the coverage available for any Company director or officer.

16.  Period of Limitations.  No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company or any Affiliate of the Company against the Indemnitee, the Indemnitee’s spouse, heirs, executors, administrators, custodian, guardian or personal or legal representatives after the expiration of three (3) years from the date of accrual of such cause of action, and any claim or cause of action of the Company or its Affiliate shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such three-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

17.  Subrogation.  In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee (but subordinated to any remaining or further right of recovery that Indemnitee may have), who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring any Proceeding to enforce such rights.

18.  No Duplication of Payments.  The Company shall not be liable under this Agreement to make any payment in connection with any claim made against the Indemnitee to the extent the Indemnitee has otherwise actually received payment (under any Policy, Certificate of Incorporation or Bylaws of the Company or otherwise) or the amounts otherwise indemnifiable hereunder.

19.  Identical Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument, but only one of which need be produced.

20.  Headings. The headings of the Sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

21.  Use if Certain Terms.  As used in this Agreement, the words “herein,” “hereof,” “hereunder,” and other words of similar import refer to this Agreement as a whole and not to any particular paragraph, subparagraph or other subdivision.

22.  Modification and Waiver.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the Company and Indemnitee.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

23.  Notice to Company.  The Indemnitee agrees to promptly notify the Company in writing upon being served with any summons, subpoena, citation, complaint, indictment, or other document relating to a Proceeding that shall be or may be covered under this Agreement; however, failure to promptly notify the Company shall not in any way adversely affect the rights of Indemnitee under this Agreement.

24.  Notices.  All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand by Federal Express or other commercial courier and receipted for by or on behalf of the party to whom said notice or other communication shall have been directed or if (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it shall be so mailed:

(a)  If to the Indemnitee, to address set forth following the Indemnitee’s signature to this Agreement or to such other address as may have been furnished to Company by the Indemnitee by like notice;

(b)  If to Company, to

Precis, Inc.

2040 North Highway 360

Grand Prairie, Texas 75050

or to such other address as may have been furnished to the Indemnitee by Company by like notice.

25.  Governing Law.  The parties agree that this Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Texas.

26.  Successors and Assigns.  This Agreement shall be binding upon Company and its successors and assigns and shall insure to the benefit of the Indemnitee and Indemnitee’s spouse, heirs, executors, guardian, administrators, personal representative and estate.

27.  Effective Date.  Irrespective of the date of execution, this Agreement, and the terms and conditions hereof, shall be deemed to have become and remained effective and binding upon the parties hereto continuously since                ,        ].

IN WITNESS WHEREOF, the Company and Indemnitee have executed this Agreement on this          day of               , 2003.

PRECIS, INC.,

By:
Judith H. Henkels, Chief Executive Officer

INDEMNITEE:

[NAME OF INDEMNITEE]
[ADDRESS]